NEWS RELEASE

ViewCast Contact: Laurie L. Latham Chief Financial Officer Tel: +1 (972) 488-7200	PR Agency Contact: Jessie Glockner Rainier Communications Tel: +1 (508) 475-0025 x140 E-mail: jglockner@rainierco.com	Investor Contact: Matt Clawson Allen & Caron Tel: +1 (949) 474-4300 E-mail: matt@allencaron.com

ViewCast Reports 2010 Second Quarter; Six Months Results

Top Line Growth Accelerates – Up 26% Year-Over-Year, Loss Cut By 67% as Appliance Revenue Surges

PLANO, Texas – August 16, 2010 - ViewCast Corporation (OTCBB: VCST), a developer of industry-leading solutions for the transformation, management and delivery of digital media over enterprise, broadband, and mobile networks, today reported double digit year-over-year and sequential revenue growth for the second quarter ended June 30, 2010.

The Company reported that revenue growth accelerated in the second quarter, marking its third straight quarter of sequential growth and returning to year-over-year top line increases. The quarterly growth was principally driven by Niagara and OEM partner appliance sales to both new and established customers.

Highlights of the Quarter

Important progress made in the second quarter and subsequent weeks included:

•	The third consecutive quarter of sequential revenue improvement and return to year-over-year growth.

•	The debut of new streaming media and digital content solutions at the National Association of Broadcasters tradeshow (“NAB”) including ViewCast Media Platform (VMp™).

•
Announcement that ViewCast had joined Mozilla, Google, YouTube, and other major software and hardware manufacturers in supporting the WebM open web media project and the open sourcing of the VP8 video codec that enables high-quality video and smooth video playback on web video devices, including low-power devices, such as netbooks and mobile phones.

•
Selection by HarperCollins of ViewCast Niagara® streaming media encoders and Adobe® Flash® Media Server software to power the company’s live streaming and video on demand (VOD) media programming for a new digital conference center at their corporate headquarters in New York.

•	ANTENA 3, a leading commercial communications group in Spain, upgraded its streaming media platform with the purchase of Niagara Pro II systems.

ViewCast President and Chief Executive Officer Dave Stoner said, “Results from the second quarter - especially the interest from new and significant corporate customers and potential resellers – has the organization energized and working hard to meet demand.  We are seeing good traction from the migration to high definition and PCI Express that we had prepared for last year.  Additionally, new sales and marketing programs, such as the one launched by IBM last month for our VMp products, have begun to produce leads for our integrated platform as well.  Once again, we believe the work we did during the economic downturn of 2009, including product development and cost cutting, has positioned us for significant growth and improved financial results.

Second Quarter Financial Results

In the 2010 second quarter, revenues increased 26 percent to $4.1 million from $3.3 million in the prior year period.  Revenues also grew 13 percent sequentially from the $3.7 million in the 2010 first quarter.

Operating expenses for second quarter 2010 were $2.8 million, compared to $3.2 million for second quarter 2009.  The operating loss was cut to $340,000, compared to the $1.1 million operating loss for the 2009 second quarter.

Net loss for second quarter 2010 was $390,000, down 67 percent compared to net loss of $1.2 million in the second quarter 2009. After preferred dividends adjustment, the second quarter 2010 net loss per share applicable to the common shareholders was $(0.02) per share on a fully diluted basis compared to net loss per share applicable to the common shareholders of $(0.04) per share on a fully diluted basis, in the second quarter 2009.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the 2010 second quarter was $(141,000), compared to $(940,000) in the 2009 second quarter. EBITDA is a non-GAAP measure that ViewCast management believes can be helpful in assessing the Company’s overall performance and considers as an indicator of operating efficiency and earnings quality. The Company suggests that EBITDA be viewed in conjunction with the Company’s reported financial results or other financial information prepared in accordance with GAAP.

Six-Month Financial Results
Revenues for six months ended June 30, 2010 were $7.8 million compared to $7.5 million for the first six months of 2009.

Operating expenses for six-months 2010 were $5.5 million, compared to $6.3 million for six-months 2009.  The operating loss was $624,000, compared to an operating loss of $1.6 million for six-months 2009.

Net loss for six-months 2010 was $701,000 compared to a net loss of $1.7 million in the six months of 2009. After preferred dividends, the six-months 2010 net loss per share applicable to the common shareholders was $(0.03) per share on a fully diluted basis compared to net loss of $(0.06) per share, in the six months of 2009.

EBITDA for six-months 2010 was $(195,000), compared to $(1.3) million in six-months 2009.

Conference Call Information
A conference call with management is scheduled today at 11:30 a.m. EDT to discuss the Company’s financial results, business strategy and outlook. The call may be accessed by dialing 877-941-2069 five minutes prior to the scheduled start time and referencing ViewCast. Callers outside the United States may dial +1-480-629-9713 for access. In addition, a live audio webcast of the call will be available at http://www.viewcast.com/irconferencecall. An archive of the webcast will be available at the same web page beginning approximately 30 minutes after the end of the call.

About ViewCast Corporation
ViewCast’s award-winning solutions simplify the complex workflows required for the Web-based streaming of news, sports, music and other video content to computers and mobile devices, empowering broadcasters, businesses and governments to easily and effectively reach and expand their audiences. With more than 350,000 video capture cards deployed globally, ViewCast sets the standard in the streaming media industry. ViewCast Niagara® streaming appliances, Osprey® video capture cards, and Niagara SCX® encoding and management software provide the highly reliable technology required to deliver the multi-platform experiences driving today’s digital media market.

ViewCast, Osprey, VMp, Niagara and Niagara SCX are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. Apple and iPhone are trademarks of Apple Inc., registered in the U.S. and other countries.

Safe Harbor Statement
Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions, demand for the Company’s products and services, technological change, the ability of the Company to develop and market new products, increased competition, the ability of the Company to obtain and enforce its patent and avoid infringing other parties’ patents, and changes in government regulations.   All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the U.S. Securities and Exchange Commission.

Financial Tables Follow

VIEWCAST CORPORATION
OPERATING HIGHLIGHTS
(Unaudited)
(In thousands – except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net sales	$4,141	$3,282	$7,819	$7,499

Cost of sales	1,671	1,243	2,980	2,821

Gross profit	2,470	2,039	4,839	4,678

Total operating expenses	2,810	3,184	5,463	6,324

Operating loss	(340)	(1,145)	(624)	(1,646)

Total other expense	(50)	(36)	(77)	(71)

Provision for income taxes	0	0	0	0

Net loss	$(390)	$(1,181)	$(701)	$(1,717)

Preferred dividends	(205)	(205)	(410)	(410)

Net loss applicable to
common stockholders	$(595)	$(1,386)	$(1,111)	$(2,127)

Net loss per common share:
Basic & Diluted	$(0.02)	$(0.04)	$(0.03)	$(0.06)

Weighted Average number of
common shares outstanding:
Basic & Diluted	36,047	35,825	36,020	34,488

RECONCILIATION OF NET INCOME TO EBITDA
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net loss	$(390)	$(1,181)	$(701)	$(1,717)

Depreciation and amortization	199	205	429	362

Total other and income tax expense	50	36	77	71

EBITDA	$(141)	$(940)	$(195)	$(1,284)

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